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                                                                   EXHIBIT 21.01

SUBSIDIARIES OF eUNIVERSE, INC.

     ENTERTAINMENT UNIVERSE, INC.
     Jurisdiction of Formation: California

     CD UNIVERSE, INC.
     Jurisdiction of Formation: Connecticut

     CASE'S LADDER, INC.
     Jurisdiction of Formation: California

     GAMER'S ALLIANCE, INC.
     Jurisdiction of Formation:  Missouri

     THE BIG NETWORK, INC.
     Jurisdiction of Formation: Delaware

     FALCON VENTURES CORPORATION
     Jurisdiction of Formation:  California